                                                                   MorganStanley
                                                                     SmithBarney
STRUCTURED INVESTMENTS

                                                Free Writing Prospectus
                                                Dated April 14, 2010
Client Strategy Guide: April 2010 Offerings     Registration Statement No. 333-156423
                                                Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley Smith Barney
Client Strategy Guide: April 2010 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings

Six Core Investments Offered

U.S. Equities	.... page 6
	.... page 7
	PLUS[SM] based on the S&P 500® Index (SPX) by Morgan Stanley. .... page 8
International Equities	.... page 9
	.... page 10
Commodities	.... page 11

Tactical Offerings

Actionable Themes in the Marketplace

U.S. Equities	.... page 12
	Index LASERS[SM] based on the Russell 2000® Index (RTY) by Morgan Stanley. .... page 13
	8% to 11% ELKS® based on Weatherford International Ltd. (WFT) by Morgan Stanley .... page 14
	.... page 15
International Equities	JUMP Securities based on the iShares® MSCI Brazil index Fund (EWZ) by Morgan Stanley. .... page 16
Commodities	.... page 17
	Commodity LASERS[SM] based on a basket of three precious metals (Gold, Silver, Platinum) by Morgan Stanley. .... page 18
Currencies	PLUS[SM] based on a Currency Basket (BRL, KRW, MXN) relative to the U.S. Dollar by Morgan Stanley. .... page 19

Selected Risks & Considerations .... page 20

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2010

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                               Page 3
--------------------------------------------------------------------------------

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

o For Registered Offerings Issued by Morgan Stanley:

  Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                              Page 4
--------------------------------------------------------------------------------

Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:
o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies and interest rates
o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                               Page 5
--------------------------------------------------------------------------------

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Principal Protected, Partial Principal Protected,
Enhanced Yield, Leveraged Performance and Access.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay all principal at maturity.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

[]   May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

[]   May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

[]   May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                              Page 6
--------------------------------------------------------------------------------

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                               Page 7
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: April 2010 Offerings Page 8

Opportunities in U.S. Equities

Leveraged Performance

PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged upside exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a certain range of index performance, in exchange for an appreciation limited to the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the S&P 500® Index
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	S&P 500® Index (SPX)
Maturity Date	May 24, 2011 (approximately 13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$10.80 to $11.30 per PLUS (108% to 113% of the stated principal amount), to be determined on the pricing date

Payment at Maturity per PLUS	• If the Final Index Value is *greater than* the Initial Index Value:
	  ○ $10 + Leveraged Upside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.
	• If the Final Index Value is *less than or equal to* the Initial Index Value:
	  ○ $10 x Index Performance Factor
	This amount will be less than or equal to the stated principal amount of $10 per PLUS.

Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – April 26, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                               Page 9
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                             Page 10
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.             April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                             Page 11
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                             Page 12
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: April 2010 Offerings Page 13

Opportunities in U.S. Equities

Leveraged Performance ○ Index LASERS[SM] based on the Russell 2000 Index® (RTY)

Strategy Overview

- ✓ Index LASERS[SM] allow investors to capture returns matching the underlying index's actual positive performance and provide some protection against loss should the underlying index have a negative performance, but expose the investor to full downside risk if the underlying index trades to or below 75% of its initial index value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day)
- ✓ The limited loss protection only applies if the underlying index does not decline in value below a predetermined percentage **at any time**
- ✓ Index LASERS[SM] can potentially outperform the underlying index to the extent that the performance of the Russell 2000 Index® is below the fixed percentage return, if **at all times** the value of the underlying index is above the predetermined percentage

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the Russell 2000 Index® if the Russell 2000 Index® falls to or below the predetermined percentage **at any time**
- ✓ Does not provide for current income; no interest payments

The Index LASERS, which we refer to as the LASERS, will pay an amount in cash at maturity that may be greater than, equal to or less than the stated principal amount depending on (i) the closing value of the underlying index on the valuation date and (ii) the value of the underlying index at all times from but excluding the pricing date to and including the valuation date. If the value of the underlying index does not decline to or below 75% of its initial value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), you will receive, in addition to the principal, a return based on the greater of the index percent change and the specified fixed percentage. However, if the value of the underlying index declines to or below 75% of its initial value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index on the valuation date. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.** The LASERS are senior unsecured obligations of Morgan Stanley, and all payments on the LASERS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	Russell 2000 Index®
Maturity Date	April 24, 2013 (approximately 3 Years)
Principal Protection	None
Coupon	None
Payment at Maturity per Index LASER	$10 + Index Return Amount, which may be greater than, equal to or less than the stated principal amount
Fixed Percentage	10% to 15%. The actual Fixed Percentage will be determined on the pricing date.
Index Return Amount	If the index value is *greater than* the Downside Threshold Value **at all times** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the Index Return Amount will equal: $10 x [the greater of (i) the Index Percent Change and (ii) the Fixed Percentage] If the index value is *less than or equal to* the Downside Threshold Value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the Index Return Amount will equal: $10 x the Index Percent Change. *In this scenario, the payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero. There is no minimum payment at maturity on the LASERS.*
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold Value	75% of the Initial Index Value
Listing	The Index LASERS[SM] will not be listed on any securities exchange
Issue Price/Stated Principal Amount	$10 per Index LASERS[SM]
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – April 26, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2010

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                             Page 14
--------------------------------------------------------------------------------

Opportunities in U.S. Equities

Enhanced Yield [] 8% to 11% ELKS([R]) based on Weatherford International Ltd.
(WFT)

--------------------------------------------------------------------------------
               []   Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full
                    downside exposure to the underlying equity and, in most
                    cases, no appreciation potential on the underlying equity.
                    Investors will realize appreciation potential only if, on
                    any trading day, the underlying equity closes at or below
Strategy            the downside threshold closing price and at maturity (or on
Overview            the valuation date if the cash election is made by the
                    issuer) closes above its initial equity price
               []   ELKS offer limited protection against a decline in the price of the underlying equity at maturity only if the underlying equity does not close at or below the predetermined downside threshold closing price on any trading day during the
                    investment term
               []   Monthly coupon is paid regardless of the performance of the underlying equity
--------------------------------------------------------------------------------
                    []   No principal protection
                    []   Full downside to the underlying equity if the
                         underlying equity closes at or below the downside
                         threshold closing price on any trading day during the
                         investment term
                    []   No participation in any appreciation of the underlying
                         equity unless the underlying equity closes at or below
Risk                     the downside threshold closing price on any trading day
Considerations           during the investment term and at maturity (or on the
                         valuation date if the cash election is made) closes
                         above its initial equity price
                    []   If the underlying equity closes at or below the
                         downside threshold closing price on any trading day
                         during the investment term and at maturity closes below
                         the initial equity price, the ELKS will redeem for
                         shares of the underlying equity, or the equivalent cash
                         value, with a value less than the initial investment if
                         the underlying equity closes below the initial equity
                         price on the maturity date (or the valuation date if
                         the issuer elects to deliver cash)
--------------------------------------------------------------------------------
ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the prospectus supplement and prospectus. The ELKS do not guarantee any return of principal at maturity.
At maturity, the ELKS will pay either (i) an amount of cash equal to the stated
principal amount of the ELKS or (ii) if the closing price of the common stock of Weatherford International Ltd. decreases to or below the downside threshold price on any trading day over the term of the ELKS, a number of shares of common stock of Weatherford International Ltd. equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of
Weatherford International Ltd. or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                       Morgan Stanley
                             ---------------------------------------------------
Underlying Equity            The common stock of Weatherford International Ltd.
                             (WFT)
                             ---------------------------------------------------
Maturity Date                October 25, 2010 (approximately 6 Months)
                             ---------------------------------------------------
Principal Protection         None
                             ---------------------------------------------------
Coupon                       8% to 11% per annum (approximately equivalent to
                             $0.391 to $0.538 per ELKS for the term of the
                             ELKS), paid monthly and calculated on a 30/360
                             basis. The actual coupon will be determined on the
                             pricing date.
                             ---------------------------------------------------
Coupon Payment Dates         Monthly, on the 25(th) of each month, beginning on
                             May 25, 2010
                             ---------------------------------------------------
                             If on any trading day from but excluding the
                             pricing date to and including the valuation date:
                             [] the closing price of the Underlying Equity has
                             not decreased to or below the Downside Threshold
                             Price, then you will receive an amount in cash
Payment at Maturity per ELKS equal to $10 per ELKS; or
                             [] the closing price of the Underlying Equity has
                             decreased to or below the Downside Threshold Price,
                             then you will receive shares of Weatherford
                             International Ltd. common stock in exchange for
                             each ELKS in an amount equal to the Equity Ratio
                             per ELKS or, if we so elect, the cash value
                             (determined as of the valuation date) of such
                             shares. The value of those shares of common stock
                             or that cash, as applicable, may be significantly
                             less than the stated principal amount of the ELKS
                             and may be zero.
                             ---------------------------------------------------
Downside Threshold           80% of the Initial Equity Price
                             ---------------------------------------------------
Initial Equity Price         The closing price of the Underlying Equity on the
                             pricing date
                             ---------------------------------------------------
Equity Ratio                 $10 divided by the Initial Equity Price, subject to
                             adjustment for certain corporate events affecting
                             the Underlying Equity Issuer. The Equity Ratio will
                             be determined on the pricing date.
                             ---------------------------------------------------
Issue Price/Stated Principal
Amount                       $10 per ELKS
                             ---------------------------------------------------
Listing                      The ELKS will not be listed on any securities
                             exchange.
                             ---------------------------------------------------
Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Monday -- April 26, 2010.
--------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                             Page 15
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: April 2010 Offerings Page 16

Opportunities in International Equities

Leveraged Performance

JUMP Securities based on the iShares® MSCI Brazil Index Fund (EWZ)

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® MSCI Brazil Index Fund and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Full downside exposure to the iShares® MSCI Brazil Index Fund ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments ✓ Exposure concentrated in Brazilian companies

The Jump Securities offer the opportunity for investors to earn a return based on the performance of the iShares MSCI Brazil Index Fund. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 32% to 37%, which we refer to as the upside payment, if the share price on the valuation date is, at all, above the initial share price. If, on the other hand, the share price on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Shares	Shares of the iShares® MSCI Brazil Index Fund
Maturity Date	April 24, 2012 (approximately 2 Years)
Upside Payment	$3.20 to $3.70 per Security (32% to 37% of the stated principal amount) to be determined on the pricing date. Accordingly, even if the Final Share Price is significantly greater than the Initial Share Price, your payment at maturity will not exceed $13.20 to $13.70 per Security.
Payment at Maturity per Security	• If the Final Share Price is *greater than* the Initial Share Price, $10 + the Upside Payment • If the Final Share Price is *less than or equal to* the Initial Share Price, $10 x Share Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The Securities will not be listed on any securities exchange.
Issue Price	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – April 26, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                             Page 17
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.              April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: April 2010 Offerings Page 18

Opportunities in U.S. Equities

Leveraged Performance ○ Commodity LASERS[SM] based on a Basket of Three Precious Metals (Gold, Silver, Platinum)

Strategy Overview

- ✓ Commodity LASERS[SM] allow investors to capture returns matching the commodity basket's actual positive performance and provide some protection against loss should the commodity basket have a negative performance, but expose the investor to full downside risk if the commodity basket trades to or below 80% of its initial basket value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day)
- ✓ The limited loss protection only applies if the commodity basket does not decline in value below a predetermined percentage **at any time**
- ✓ Commodity LASERS[SM] can potentially outperform the commodity basket to the extent that the performance of the commodity basket is below the fixed percentage return, if **at all times** the value of the commodity basket is above the predetermined percentage

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the commodity basket if the commodity basket falls to or below the predetermined percentage **at any time**
- ✓ Does not provide for current income; no interest payments

The Commodity LASERS will pay an amount in cash at maturity that may be greater than, equal to or less than the stated principal amount depending on the performance of a weighted basket consisting of gold, silver and platinum both (i) on the valuation date and (ii) on each trading day during the period from but excluding the pricing date to and including the valuation date. If the basket percent change is **greater than** the downside threshold value of -20% **on each trading day** during the period from but excluding the pricing date to and including the valuation date, you will receive, in addition to the principal, a return based on the greater of the basket percent change and the specified fixed percentage. However, if the basket percent change is **less than or equal** to the downside threshold value **on any trading day** during the same period, the payment at maturity will be solely based on the final basket percent change, which may be negative, and therefore, you will be fully exposed to the negative performance of the basket on the valuation date. In no event will the payment at maturity exceed the specified maximum payment at maturity. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount of the LASERS and could be zero.** The LASERS are senior unsecured obligations of Morgan Stanley, and all payments on the LASERS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**		
Basket	Basket Commodity	Bloomberg Ticker Symbol	Weighting
	Gold	GOLDLNPM	80%
	Silver	SLVRLN	10%
	Platinum	PLTMLNPM	10%
Maturity Date	April 24, 2012 (approximately 2 Years)		
Payment at Maturity per Commodity LASER	$1,000 + basket return amount, subject to the maximum payment at maturity. This payment may be greater than, equal to or less than the stated principal amount. **There is no minimum payment at maturity.**		
Maximum Payment at Maturity	$1,280 to $1,320 per LASERS (128% to 132% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.		
Fixed Percentage	15%		
Basket Return Amount per Commodity LASER[SM]	If the Basket Percent Change is **greater than** the Downside Threshold Value **on each trading day** during the period from but excluding the pricing date to and including the valuation date, the Basket Return Amount will be an amount in cash equal to: $1,000 x [the greater of (i) the Final Basket Percent Change and (ii) the Fixed Percentage] If the Basket Percent Change is **less than or equal to** the Downside Threshold Value **on any trading day** during the period from but excluding the pricing date to and including the valuation date, the Basket Return Amount will be an amount in cash equal to: $1,000 x the Final Basket Percent Change *In this scenario, the basket return amount may be negative and consequently, the payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.*		
Basket Percent Change	The Basket Percent Change on any trading day is equal to the sum of the following with respect to each Basket Commodity: [(commodity price – initial commodity price) / initial commodity price] x weighting. The Final Basket Percent Change is the Basket Percent Change on the valuation date.		
Downside Threshold Value	–20%		
Issue Price/Stated Principal Amount	$1,000 per Commodity LASERS[SM]		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – April 26, 2010.		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: April 2010 Offerings
Page 19

Opportunities in Currencies

Leveraged Performance — PLUS[SM] based on a Currency Basket (BRL, KRW, MXN) relative to the U.S. Dollar

Strategy Overview

- ✓ Leveraged upside exposure within a certain range of currency performance if the U.S. dollar **weakens** against the basket currencies but if the U.S. dollar **strengthens** against the basket currencies the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the underlying currency basket and seeking enhanced returns within a certain range of basket performance, in exchange for an appreciation limited to the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the depreciation of the underlying currency basket
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of positive performance of the underlying asset. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor in the PLUS will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based on the performance of an equally-weighted basket of three emerging markets currencies relative to the U.S. dollar, subject to the maximum payment at maturity. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**					
Basket (Equally Weighted at 33.3333%)	**Currency**	**Symbol**	**Currency**	**Symbol**	**Currency**	**Symbol**
	Brazilian Real	BRL	Korean Won	KRW	Mexican Peso	MXN
Maturity Date	October 25, 2011 (approximately 18 Months)					
Principal Protection	None					
Interest	None					
Leverage Factor	200%					
Leveraged Upside Payment	$1,000 x Basket Performance x Leverage Factor					
Maximum Payment at Maturity	$1,700 to $1,800 per PLUS (170% to 180% of the stated principal amount). The actual Maximum Payment at Maturity will be determined on the pricing date.					
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies, each as determined on the valuation date					
Payment at Maturity per PLUS	• If the Basket Performance is **positive**, which means the Basket of Currencies **strengthens** relative to the U.S. dollar: $1,000 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Basket Performance is **zero or negative**, which means the Basket of Currencies **remains unchanged or weakens** relative to the U.S. dollar: $1,000 x (1 + Basket Performance) Because in this scenario, the Basket Performance will be zero or negative, this amount will be equal to or less than the stated principal amount of $1,000. There is no minimum payment at maturity on the PLUS.					
Currency Performance Value	With respect to each Basket Currency: [(Initial Exchange Rate / Final Exchange Rate) – 1] x Weighting					
Listing	The PLUS will not be listed on any securities exchange.					
Issue Price/Stated Principal Amount	$1,000 per PLUS					
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – April 26, 2010.					

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                             Page 20
--------------------------------------------------------------------------------

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market -linked certificate of deposit, Structured
Investments are not bank deposits and are not insured or guaranteed by the
Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley Smith Barney or any other broker dealer were not to make a market in
Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.                April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

--------------------------------------------------------------------------------
Client Strategy Guide: April 2010 Offerings                             Page  21
--------------------------------------------------------------------------------

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market -maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market -maker as a result of dealer discounts, mark-ups or other transaction costs.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report.                April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: April 2010 Offerings Page 22

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®,"" "S&P 500®" and "SPDR®" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

Dow Jones& Company, Inc. and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain financial instruments, including the Index LASERS℠ and Commodity LASERS℠.

"iShares®" is a registered trademark of BlackRock Institutional Trust Company, N.A.

The "Russell 2000® Index" is a trademark of Russell Investments and has been licensed for use. The securities based on the Russell 2000® Index are not sponsored, endorsed, sold or promoted by Russell Investments, and Russell Investments makes no representation regarding the advisability of investing in the securities.

"Index LASERS℠" and "Commodity LASERS℠" are registered service marks of Citigroup Global Markets Inc.

"ELKS®" is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2010, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. April 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.